UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The information in this Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

In addition to the grants of non-qualified stock options totaling 40,000 shares to the Named Executive Officers disclosed on the Form 8-K filed on April 13, 2009, pursuant to the terms of the 2006 Incentive Stock Plan, as amended, of Volt Information Sciences, Inc. (the “Company”), on April 7, 2009, the Compensation Committee of the Board of Directors of the Company also approved grants of non-qualified stock options to 214 employees of the Company to purchase an aggregate of 614,750 shares of the Company’s common stock, par value $.10 per share (the “Company Common Stock”) and to each of the six non-management directors of the Company to purchase 3,000 shares of the Company Common Stock, at a price of $6.39 per share, representing the closing price of the Company Common Stock as reported on the New York Stock Exchange on April 7, 2009, which the Compensation Committee determined to be the fair market value of the Company Common Stock on the date of grant. No one employee of the Company received a grant to purchase more than 8,000 shares of the Company Common Stock.

The non-qualified stock options (i) are exercisable in twenty percent (20%) annual increments over a five (5) year period, with the initial increment being exercisable one (1) year after the date of the grant and (ii) expire on April 6, 2019. The foregoing description of the non-qualified stock options is a summary only and is qualified in its entirety by reference to the full text of Non-Qualified Stock Option Agreements, the form of which was attached to the Form 8-K filed on April 13, 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: April 14, 2009	By:	/s/ Ronald Kochman
Ronald Kochman
Vice President